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                                FIRST AMENDMENT
                                       TO
                       VOTING AND STOCKHOLDERS AGREEMENT
                                  BY AND AMONG
                     WARBURG, PINCUS CAPITAL COMPANY, L.P.
                                PANAVISION INC.
                                      AND
                              MAFCO HOLDINGS INC.
                           DATED AS OF MARCH 16, 1998



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     FIRST AMENDMENT TO VOTING AND STOCKHOLDERS AGREEMENT, dated as of March 16,
1998 (this 'First Amendment'), by and among Warburg, Pincus Capital Company, L.P., a Delaware limited partnership ('Warburg'), Panavision Inc., a Delaware corporation (the 'Company') and Mafco Holdings Inc., a Delaware corporation (the 'Purchaser').

     WHEREAS, Warburg, the Company and Purchaser, have previously entered into a Voting and Stockholders Agreement, dated as of December 18, 1997 (the 'Stockholders Agreement') and now wish to provide for certain amendments and modifications to the Stockholders Agreement;

     WHEREAS, except as amended by this First Amendment, the Stockholders Agreement shall remain in full force and effect; and

     WHEREAS, capitalized terms used herein and not defined shall have the respective meanings given in the Stockholders Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

     SECTION 1. Section 7.3 of the Stockholders Agreement is hereby deleted and replaced in its entirety with the following:

          7.3 Redeemable Preferred Stock. Immediately prior to the consummation of the Merger, Warburg shall exchange 88% of the Company Common Stock it beneficially owns for redeemable preferred stock of the Company (the 'Redeemable Preferred Stock'), on the basis of 100 shares of Company Common Stock for each share of Redeemable Preferred Stock, redeemable at the option of the holder at $2,650 per share of Redeemable Preferred Stock, and shall surrender such Redeemable Preferred Stock for redemption immediately upon the consummation of the Merger; provided, however, that in the event the number of Cash Election Shares is less than the Cash Election Number (as each such term is defined in the Merger Agreement), immediately prior to the consummation of the Merger Warburg shall also exchange for Redeemable Preferred Stock upon the same terms and conditions a number of shares of additional Company Common Stock (to the extent of Company Common Stock beneficially owned by it) equal to such deficiency; provided, further, that the number of Shares to be exchanged for Redeemable Preferred Stock, pursuant to the forgoing provisions of this Section 7.3, shall be reduced by the number, if any, of Purchaser Stock Purchase Shares (as defined below), rounded down to the nearest 100 Shares. Warburg shall elect to retain, in accordance with the terms of the Merger Agreement, the Company Common Stock not (i) exchanged for Redeemable Preferred Stock pursuant to this Section 7.3 or (ii) sold pursuant to Section 7.5.

     SECTION 2. The following Section 7.5 is hereby added to the Stockholders
Agreement:

          7.5 Purchaser Stock Purchase


          (a) Immediately prior to the consummation of the Merger, Warburg shall sell, transfer, assign and deliver the Purchaser Stock Purchase Shares, if any, to Purchaser or its designee, and Purchaser or its designee shall purchase the Purchaser Stock Purchase Shares, if any, from Warburg for $26.50 per Share, payable by wire transfer of same day funds; provided, that all conditions to the Merger contained in the Merger Agreement have been either satisfied or waived.

          (b) In the event that the Designated Number of Common Shares multiplied by the Designated Per Share Purchase Price (as each such term is defined in the Merger Agreement) shall equal less than $154,000,000, a number of Shares calculated by dividing such deficiency by $26.50 (rounded up to the nearest whole number) shall constitute the 'Purchaser Stock Purchase Shares'.

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                                   ARTICLE II

                                    GENERAL

     SECTION 1. The term 'this Agreement' as used in the Stockholders Agreement shall be deemed to refer to the Stockholders Agreement as amended through and including the First Amendment (provided that the terms 'date hereof' or 'date of this Agreement' as used in the Stockholders Agreement shall mean December 18,
1997).

     SECTION 2. Stockholders Agreement. Except as amended hereby, the provisions of the Stockholders Agreement shall remain in full force and effect.

     SECTION 3. Entire Agreement; Assignment. Other than the Stockholders Agreement, this First Amend ment (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other party.

     SECTION 4. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 5. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this First Amendment were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this First Amendment and to enforce specifically the terms and provisions of this First Amendment.

     SECTION 6. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same agreement.


     SECTION 7. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this First Amendment.

     SECTION 8. Severability. Whenever possible, each provision or portion of any provision of this First Amendment will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this First Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this First Amendment will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          PANAVISION INC.

                                          By: /s/ WILLIAM C. SCOTT
                                             ---------------------------------
                                             Name:  William C. Scott
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer

                                          MAFCO HOLDINGS INC.

                                          By: /s/ JORAM C. SALIG
                                             --------------------------------
                                             Name:  Joram C. Salig
                                             Title: Vice President

                                          WARBURG, PINCUS CAPITAL COMPANY, L.P.

                                          By: /s/ SIDNEY LAPIDUS
                                             --------------------------------
                                             Name:  Sidney Lapidus
                                             Title: Partner

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